Exhibit 5.1

FORM OF EXHIBIT 5.1 OPINION

[LETTERHEAD OF KUTAK ROCK LLP]

[DATE], 2023

Nicholas Financial, Inc.

26133 US HWY 19 North

Suite 300

Clearwater, Florida 33763

Ladies and Gentlemen:

We have acted as special United States counsel to Nicholas Financial, Inc., a British Columbia corporation (the “Company” or “Nicholas Financial-Canada”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-4 (including the documents incorporated by reference therein, herein called the “Registration Statement”), relating to the proposed domestication (the “U.S. Domestication”) of Nicholas Financial-Canada in the State of Delaware under the name Nicholas Financial, Inc. (“Nicholas Financial-US”) and the registration of [7,290,557] shares of the common stock, no par value per share (the “Common Stock”), as described in the Registration Statement. The U.S. Domestication shall be effected pursuant to a “continuation” effected in accordance with Section 308 the British Columbia Business Corporations Act (“BCBCA”) and a concurrent “domestication” effected in accordance with Section 388 (“Section 388”) of the Delaware General Corporation Law. The “domestication” pursuant to Section 388 is being effected by filing a certificate of corporate domestication and a certificate of incorporation in respect of the Company with the Secretary of State of the State of Delaware (the “Secretary of State”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)
the Registration Statement;
(b)
a form of the certificate of corporate domestication of Nicholas Financial-US to be filed with the Secretary of State (the “Certificate of Corporate Domestication”), filed as Exhibit 3.3 to the Registration Statement;
(c)
a form of Nicholas Financial-US certificate of incorporation to be filed with the Secretary of State (the “Certificate of Incorporation” and, together with the Certificate of Corporate Domestication, the “Certificates”), filed as Exhibit 3.4 to the Registration Statement; and
(d)
a form of the by-laws to be adopted by Nicholas Financial-US, filed as Exhibit 3.5 to the Registration Statement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, upon filing of the Certificates with the Secretary of State in accordance with Section 388 the Common Stock will be validly issued by Nicholas Financial-US, fully paid and nonassessable; and

In rendering the opinions expressed above, we have further assumed that (1) Nicholas Financial-Canada is, and at all times prior to the effectiveness of the U.S. Domestication will be, duly organized, validly existing and in good standing under the laws of British Columbia and under the BCBCA and has the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388; (2) at all times relevant for purposes of rendering our opinions as expressed herein, the laws of British Columbia and the BCBCA permitted, and will permit, the U.S. Domestication; (3) the U.S. Domestication was, or will be, duly authorized by the Company; (4) all necessary action was taken, or will be taken, under the BCBCA and other applicable laws of British Columbia to authorize and permit the Domestication, including receipt of requisite approval by the shareholders of Nicholas Financial-Canada, and any and all consents, approvals and authorizations from applicable Canadian governmental authorities required to authorize and permit the U.S. Domestication have been, or will be, obtained; (5) the Certificates, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and effective time) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Section 103 of the Delaware General Corporation Law and Section 388, and that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of Nicholas Financial-US with the Secretary of State and that the Company will pay all fees or other charges required to be paid in connection with the filing of the Certificates; (6) each share of Common Stock issued and outstanding prior to the U.S. Domestication is, and immediately prior to the effective time of the U.S. Domestication will be, duly authorized, validly issued, fully paid and nonassessable under the laws of British Columbia and the BCBCA; and (7) each share of Common Stock issued and outstanding prior to the U.S. Domestication was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of British Columbia and the BCBCA, the organizational documents of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order (including, without limitation, any settlement agreement).

The foregoing opinions are limited to the Delaware General Corporation Law.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Common Stock, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

KUTAK ROCK LLP